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NEWS RELEASE

FANSTEEL INC.- CONFIRMATION OF PLAN OF REORGANIZATION

NORTH CHICAGO, ILLINOIS - November 19, 2003 -- Fansteel Inc. ("Fansteel" or the "Company") today announced that the United States District Court for the District of Delaware, the court responsible for overseeing the Company's Chapter 11 case (the "Bankruptcy Court") at a hearing conducted on November 17, 2003 confirmed the Company's amended joint reorganization plan (the "Plan") filed with the Bankruptcy Court on September 18, 2003.

The Honorable Judge Joseph J. Farnan, Jr. overruled the only objection to the Plan, raised by the State of Oklahoma, and concluded that all necessary requirements of the Bankruptcy Code have been met to warrant confirmation of the Plan and to implement the Company's reorganization. The Plan was the result of more than a year of negotiations among numerous interested parties, including the Nuclear Regulatory Commission, the Pension Benefit Guarantee Corporation, the EPA and the Creditors Committee, who reached the consensus embodied in the Plan (and supported overwhelmingly by almost all voting creditors), which was described by Judge Farnan as one of the few Chapter 11 cases which was a "win win for all". The Company's full attention will now be focused on completing the remaining tasks of its restructuring and implementing and effectuating the various transactions contemplated by the Plan. The Company currently anticipates that the Plan will be effective before year-end. When the Plan becomes effective, Fansteel will emerge from the Chapter 11 bankruptcy as a solvent, financially rehabilitated company.

"We are extremely pleased with the court's approval of the Plan," stated Gary Tessitore, Fansteel's President and Chief Executive. "The Plan provides for substantial recovery to Fansteel's unsecured creditors, retains value for our existing equity holders and provides for the funding for remediation of its environmental obligations. We are looking forward to emerging from Chapter 11 protection as a stronger, more competitive organization focused on Fansteel's future."

Reorganized Fansteel will consist of four operating businesses; Intercast, American Sintered Technologies, Washington Mfg., and Wellman Dynamics. Intercast is an investment casting foundry with its principal operations in Reynosa Mexico. American Sintered Technologies manufactures powdered metal components in Emporium PA. Washington Mfg. produces special wire forms in Washington IA. Wellman is an aerospace sand casting foundry located in Creston IA that produces magnesium and aluminum castings. Intercast, American Sintered Technologies and Washington Mfg. serve a variety of industrial markets including automotive with heavy concentration on the truck market, lawn and garden, appliance, electrical, flow control, and hardware. Wellman primarily serves the aerospace market, both military and commercial.

Reorganized Fansteel will also consist of four special purpose subsidiaries to remediate environmental obligations at discontinued operations located at Muskogee OK, North Chicago, IL, Waukegan, IL and Lexington, KY.

As part of the Plan, Fansteel sold three of its operating businesses to provide cash distributions to its unsecured creditors. Two of its operations, Hydro Carbide and California Drop Forge, were sold to HBD Industries. The sale closed on November 7, 2003. The third business, VR/Wesson Plantsville, will be sold to Capital Recoveries Group with the sale expected to close on December 18, 2003. The cash distributions to general unsecured creditors, subject to the effects of ongoing claims adjudication, is estimated to provide a recovery of at least 50%.


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The general unsecured creditors will also receive 55% stock ownership of
Reorganized Fansteel. The Pension Benefit Guarantee Corporation will receive approximately 22% (including 2% for their participation as a general unsecured creditor) of the stock of Reorganized Fansteel as part of the settlement of their claim related to the under-funding of the Consolidated Pension Plan. The Old Common Stock Shareholders will receive 25% of the stock of Reorganized Fansteel. All of the new shareholders will be subject to 5% dilution for an employees stock option plan, also approved as part of the confirmation.

As previously reported, on January 15, 2002, Fansteel Inc. and its U.S. subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware. The cases were assigned to the Honorable Judge Joseph J. Farnan, Jr. and were jointly administered under Case Number 02-10109. The Company and its U.S. subsidiaries filed their amended joint reorganization Plan and first amended disclosure statement on September 18, 2003. The Bankruptcy Court approved the first amended disclosure statement on September 30, 2003.

For further information, contact:
Gary L. Tessitore
Chairman, President and Chief Executive Officer
Fansteel Inc.
847-689-4900

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN RISK FACTORS, INCLUDING BUT NOT LIMITED TO: (I) RISKS INHERENT IN THE COMPANY'S CHAPTER 11 PROCESS, SUCH AS PLAN DELAYED OCCURRENCE OF THE PLAN'S EFFECTIVE DATE OR DELAYED DISTRIBUTION OR NON-DISTRIBUTION OF SECURITIES OR OTHER ASSETS UNDER THE PLAN; (II) THE PRELIMINARY AND UNCERTAIN NATURE OF VALUATIONS AND ESTIMATES CONTAINED IN THE PLAN; (III) THE POTENTIAL LACK OF A TRADING MARKET FOR THE SECURITIES DISTRIBUTED TO CREDITORS AND SHAREHOLDERS PURSUANT TO THE PLAN; (IV) UNCERTAINTIES CREATED BY THE LACK OF REPORTED INFORMATION FOR SECURITIES DISTRIBUTED TO CREDITORS AND SHAREHOLDERS; (V) THE COMPANY'S ABILITY TO SUCCESSFULLY CONCLUDE FINANCIAL AND OPERATIONAL REORGANIZATION OF THE COMPANY IN A CHAPTER 11 PROCESS, (VI) THE COMPANY'S ABILITY TO CONTINUE TO OPERATE IN THE ORDINARY COURSE AND MANAGE ITS RELATIONSHIPS WITH ITS CREDITORS, INCLUDING ITS LENDERS, VENDORS AND SUPPLIERS, EMPLOYEES AND CUSTOMERS GIVEN THE COMPANY'S FINANCIAL CONDITION, (VII) THE COMPANY'S ABILITY TO QUALIFY AN EXIT FACILITY,
(VIII) FURTHER ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS, (IX) INABILITY TO OBTAIN THE NECESSARY APPROVALS FOR AN AMENDED OR REVISED DECOMMISSIONING PLAN AND A DECOMMISSIONING FUNDING PLAN AND FURTHER COSTS IN DECOMMISSIONING ITS DISCONTINUED FACILITY IN MUSKOGEE, OKLAHOMA, (X) ACTS OF WAR OR ACTS OF TERRORISM, INCLUDING THE EFFECT ON THE ECONOMY GENERALLY, ON PARTICULAR INDUSTRY SEGMENTS, AND ON THE COMPANY'S ABILITY TO MANAGE LOGISTICS IN SUCH AN ENVIRONMENT, INCLUDING RECEIPT OF MATERIALS AND EQUIPMENT AND DISTRIBUTION OF PRODUCTS, (XI) THE COMPANY'S ABILITY TO EXECUTE ON ITS PLANS, AND (XII) OTHER ONE-TIME EVENTS AND OTHER IMPORTANT FACTORS DISCLOSED PREVIOUSLY AND FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE COMPANY IS NOT OBLIGATED TO UPDATE THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS NEWS RELEASE EXCEPT AS REQUIRED BY LAW.